UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: May 15, 2002

                        COMMISSION FILE NUMBER: 333-30914


                              XTREME COMPANIES, INc.
         ---------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

           Nevada                                       88-0394012
----------------------------------------            --------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

  8100 West Sahara Avenue, Suite 200
      Las Vegas, Nevada                                   89117
----------------------------------------            --------------------
(Address of principal executive offices)                (Zip Code)

                                  XTREME WEBWORKS
         ----------------------------------------------------------------
         (Former name, former address and former fiscal year, if changed since last report.)




Item 5. Other Events.

Note: The purpose of this amended 8-k filing report is to amplify certain information previously filed in the 8-k report of above date.


On May 15, 2002, Xtreme Companies entered into an acquistion agreement with Nuclear Reduction Systems, Inc. (formerly Nucon International,Inc., and Nucon1 International, Inc.) a Nevada corporation. The Board of Directors of Xtreme by unanimous Written Consent approved a transaction whereby the Xtreme Companies would issue twenty-five million (25,000,000) shares of its common stock to the sole shareholder (the "NI Shareholder") of Nucon International, Inc., a Nevada Corporation ("NI"), in exchange for twenty-five million (25,000,000) shares consistuting one hundred percent (100%) of the issued and outstanding shares of NI.

The Board of Directors was informed that Shogun Investment Group, Ltd., a Nevada corporation ("Shogun") has entered into an agreement with the NI SHareholder pursuant to which, upon the issuance and delivery of the Xtreme Shares to the NI Shareholder, the NI Shareholder will transfer twelve million five hundred thousand (12,500,000) shares to Shogun Investment Group or its designees without futher consideration thereof. The Board was further informed and made aware of the fact that Shogun is owned by certain officers and directors of Xtreme Companies, namely, Donald Bradley, Shaun Hadley, Paul Hadley, Sherri Kresser, and Jeff Bradley, and certain family members of each of them. In addition, Clayton Kass President and Director of Nuclear Reduction Systems, Inc. (formerly Nucon International, Inc. and Nucon1 International, Inc.)
a Nevada Corporation, received five million five hundred thousand (5,500,000) shares of Xtreme Comapnies and was appointed as a Director to the Board of Xtreme Companies.

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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              XTREME COMPANIES, INC.
                              ----------------------
                              (Name of Registrant)



Date:  August 9, 2002                   By:
                                           ----------------
                                            SHAUN HADLEY
                                            PRESIDENT






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